Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2012, relating to our audits of the consolidated financial statements of Regional Management Corp. and Subsidiaries as of December 31, 2010 and 2011 and for the years ended December 31, 2009, 2010, and 2011, appearing in the Prospectus, which appears in Amendment No. 7 to the Registration Statement (No. 333-174245) on Form S-1 of Regional Management Corp.

/s/ McGLADREY LLP

Raleigh, North Carolina
June 18, 2012